UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 6, 2015

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 E. Colorado Boulevard Pasadena, California	91106-2375
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers

(b) Departure of Named Executive Officer

Guidance Software, Inc. (the “Company”) mutually agreed to a separation of employment of Amanda Berger, its Vice President of Professional Services, from the Company, effective February 6, 2015, the terms of which are governed by a separation agreement (the “Separation Agreement”) between Ms. Berger and the Company. The Separation Agreement includes certain severance benefits for Ms. Berger that are equal to or lesser than those set forth in Ms. Berger’s severance agreement with the Company, which was filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Mutual Separation Agreement between Guidance Software, Inc. and Amanda Berger, dated February 3, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: February 6, 2015	By:	/s/ Barry Plaga
	Name:	Barry Plaga
	Title:	Interim Chief Executive Officer and Chief Financial Officer

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